Exhibit 99.2

CURO To Acquire Heights Finance, A Leading Consumer Finance Company, For $360 Million

-	Accelerates CURO’s transition into longer term, higher balance and lower rate credit products

-	Adds millions of U.S. near-prime and non-prime customers and expands addressable market

-	Diversifies product, revenue, customer and geographic mix for U.S. business

-	Immediately accretive to adjusted earnings

-	Companies to host a conference call today at 8:00 a.m. ET

November 17, 2021

Wichita, Kansas—(Business Wire)— CURO Group Holdings Corp. (NYSE: CURO) (“CURO”), a tech-enabled, omni-channel consumer finance company serving non-prime and prime consumers in the U.S. and Canada, today announced that it has entered into a definitive agreement to acquire Heights Finance, a consumer finance company that provides installment loans and offers customary opt-in insurance and other financial products, from Milestone Partners, a private equity firm based in Radnor, Pennsylvania. Total consideration of $360 million is comprised of $335 million cash and $25 million of CURO common stock.

Heights Finance primarily serves near-prime and non-prime customers through a network of 390 branches across 11 southern and mid-western states. The acquisition is expected to accelerate CURO’s transition into longer-term, higher balance and lower rate credit products. For the 12 months ended September 30, 2021, Heights Finance had revenue of $235 million and adjusted pre-tax income of $34 million.

“By adding Heights Finance’s established base of customers, seasoned loan portfolio and significant branch network, we will solidify our position as a full spectrum non-prime consumer lender in the U.S.,” said Don Gayhardt, Chief Executive Officer of CURO. “The combination diversifies the product, revenue, customer and geographic mix for our U.S. business and enhances our overall growth, profitability and risk profiles. The transaction brings together two complementary businesses that similarly prioritize credit, risk analytics and regulatory compliance. We believe that we are well positioned to meaningfully grow our combined operations as Heights Finance offers us opportunities to expand into new geographic markets, leverage our omni-channel capabilities and cross-sell certain of our card products. We are excited to welcome the Heights Finance team to CURO and look forward to executing together on our substantial growth opportunities.”

“We are proud of our track record of leveraging our flexible installment loan platform to meet the needs of the millions of hardworking Americans underserved by traditional credit providers and are thrilled to be joining forces with CURO to accelerate our growth trajectory,” said Doug Clark, Chief Executive Officer of Heights Finance. “We consider CURO an ideal strategic partner, as its industry-leading omni-channel expertise and related technology, data science and proprietary underwriting capabilities promise to further enhance our branch delivery and servicing, augment our online capabilities and drive revenue and cost synergies. CURO’s strong capital position and diversified funding sources also create the opportunity to lower our cost of debt capital.”

The acquisition’s aggregate purchase price of $360 million represents 6.5x Heights Finance’s 2022 estimated adjusted earnings before taxes of $55 million. The acquisition is immediately accretive to CURO’s earnings. The transaction has been approved by CURO’s Board of Directors and is expected to close no later than the first quarter of 2022, subject to customary closing conditions, including licensing approvals. CURO expects to fund the acquisition through a combination of existing cash and debt.

Advisors

Jefferies LLC served as exclusive financial advisor and King & Spalding LLP served as legal counsel to CURO in this transaction. Troutman Pepper served as legal counsel to Heights Finance in this transaction.

Investor Conference Call

CURO and Heights Finance will hold a joint conference call to discuss the transaction at 8:00 a.m. ET today. The call will include a discussion of the transaction followed by a question and answer session with management from CURO and Heights Finance. You may access the call at 1-833-953-2430 (1-412-317-5759 for international callers). Please ask to join the CURO Group Holdings call. To access the live webcast, interested parties are invited to visit the investor relations section of the Company’s website at http://ir.curo.com/. A supplemental investor presentation providing more details on Heights Finance and the acquisition is available in the “Events & Presentations” section of CURO’s Investors website at https://ir.curo.com/events-and-presentations.

Archive: A taped replay of this call will be available until December 1, 2021, at 8:00 a.m. ET. You may access the conference call replay at 1-877-344-7529 (1-412-317-0088 for international callers). The replay access code is 10162144. An archived version of the webcast will be available on the CURO Investors website for one year.

Refinancing of Non-Recourse Canada SPV Financing Facility

Last week, CURO signed a refinancing of its non-recourse Canada SPV financing facility. The incumbent – Waterfall Asset Management – provided an attractive renewal and extension that lowered the all-in cost by 200 basis points, expanded the total capacity, including accordion, from C$250 million to C$450 million, extended maturity by three years to August 2026, increased the advance rate from 80% to 90%, expanded eligibility to include Flexiti’s non-prime loans and added the ability to securitize from the facility.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements regarding projections, estimates and assumptions about the impact of the transaction on us, including our belief that the acquisition will accelerate our transition into long-term, higher balance and lower rate credit products; solidify our position as a full spectrum non-prime consumer lender in the U.S.; enhance our overall growth, profitability and risk profiles; grow our combined operations; and lower cost debt capital; Heights’ estimated adjusted earnings before taxes; timing of the closing of the transaction and funding sources. In addition, words such as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. The ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including: the inability of the parties to successfully or timely consummate the proposed transaction, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed transaction; failure to realize the anticipated benefits of the proposed transaction; risks relating to the uncertainty of projected financial information; the effects of competition on the combined company’s future business; our ability to attract and retain customers; market, financial, political and legal conditions; the impact of COVID-19 pandemic or any other global event on the combined company’s business and the global economy; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; errors in our internal forecasts; our level of indebtedness; our ability to integrate acquired businesses; actions of regulators and the negative impact of those actions on our business; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties that could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure of third parties who provide products, services or support to us; any failure of third-party lenders upon whom we rely to conduct business in certain states; disruption to our relationships with banks and other third-party electronic payment solutions providers as well as other factors discussed in our filings with the Securities and Exchange Commission. These projections, estimates and assumptions may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

About CURO

CURO Group Holdings Corp. (NYSE: CURO) serves the evolving needs of the financial consumer. In 1997, the Company was founded in Riverside, California by three Wichita, Kansas childhood friends to meet the growing consumer need for short-term loans. Their success led to opening stores across the United States, later expanding to offer online loans and financial services in the United States and Canada and now broadening into a full-spectrum consumer lender through the point-of-sale / buy-now-pay-later channel. CURO combines its market expertise with a fully integrated technology platforms, an omni-channel approach and advanced credit decisioning to provide an array of credit products across all mediums. CURO operates under a number of brands including Speedy Cash®, Rapid Cash®, Cash Money®, LendDirect®, Flexiti®, Avío Credit®, Opt+® and Revolve Finance®. With over 20 years of operating experience, CURO provides financial freedom to non-prime consumers.

About Heights Finance

Based in Greenville, S.C., with offices and branch locations in the states of Alabama, Georgia, Texas, Oklahoma, South Carolina, Wisconsin, Illinois, Missouri, Indiana, Kentucky and Tennessee, Heights Finance offers short- and long-term personal loans designed to help hardworking Americans get the money they need quickly. The company is a proud member of the American Financial Services Association (AFSA) and currently has a 4.9 Trustpilot customer rating.

For more information, visit https://www.heightsfinance.com/.

CURO Investor Relations Contacts:

Roger Dean

Executive Vice President and Chief Financial Officer

Phone: 844-200-0342

Email: IR@curo.com

Or

Financial Profiles, Inc.

Curo@finprofiles.com

(CURO-NWS)

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